UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 3, 2011

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 MCKINNEY PKWY
LILLINGTON, NC 27546
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (910) 514-9701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 30, 2011, American Defense Systems, Inc. held its annual meeting of stockholders at which the stockholders voted: (i) upon the election of Stephen R. Seiter to the Company’s Board of Directors for a term ending in 2014; (ii) upon the ratification of the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011; (iii) on an advisory (non-binding) basis to approve the compensation of the Company’s named executive officers; and (iv) on an advisory (non-binding) basis on whether an advisory vote on executive compensation should be held every one, two or three years.

The stockholders elected Mr. Seiter as a director, approved the ratification of the appointment of Marcum LLP, did not approve (on a non-binding basis) the compensation of the Company’s named executive officers and voted (on a non-binding basis) in favor of holding of an advisory vote on executive compensation every year.

The final voting results for each of the matters submitted to a vote of stockholders at the 2011 annual meeting are set forth below:

Proposal 1.  Election of Directors.*

	FOR	WITHHELD	BROKER NON- VOTES

Stephen Seiter	2,688,509	26,064,857	16,052,555

* The Company’s bylaws provide that directors of the Company are elected by plurality.

Proposal 2.  Ratification of the Appointment of Marcum LLP as the Independent Registered Public Accounting Firm.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

28,996,108	15,759,862	49,951	**

** Not Applicable.

Proposal 3.  Advisory Vote on the Compensation of the Company’s Named Executive Officers

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

1,977,129	15,759,862	13,220,923	16,052,555

Proposal 4.  Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON- VOTES

12,734,116	622,161	1,537,844	13,853,245	16,058,555

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Chief Financial Officer